UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 28, 2010

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other
jurisdiction of
incorporation or
organization)

1-07151	31-0595760
(Commission File	(I.R.S. Employer
Number)	Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)     (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information relating to this Item is set forth in Item 5.02 below and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2010, The Clorox Company (the “Company”) entered into an amended and restated employment agreement (the “Agreement”) with its Chief Executive Officer, Donald R. Knauss (the “Executive”). The Agreement amends and restates the prior employment agreement between the Company and the Executive, dated February 7, 2008 (the “Prior Agreement”). The Agreement reflects several changes from the Prior Agreement, including:

The Agreement has been modified to eliminate the annual renewal provision contained in the Prior Agreement, and now either the Company or the Executive may terminate the Agreement with 180 days advance notice, or as otherwise provided in the Agreement.

A number of amendments to the Agreement remove specific compensation provisions from the Agreement and provide that the Executive's compensation will be governed by the terms of plans, policies and programs covering the Company's executive officers generally. Both cash-based and stock-based incentive compensation awards will be made under the terms of the Company's plans. Certain perquisites previously mentioned in the Agreement, such as an automobile allowance, have been eliminated and will be handled under the Company's perquisite policy. In general, benefits to be provided in the event of the Executive's death or disability will be governed by the terms of the Company's plans.

Certain severance benefits outside of the context of a change in control of the Company were reduced in the Agreement. Examples are (1) cash severance tied to annual base salary will be multiplied by two (previously multiplied by three), (2) cash severance tied to a formula equal to 75% of average annual bonus over the preceding three years will be multiplied by two (previously multiplied by three), and (3) continued group health coverage for the Executive and his immediate family will be for a maximum of two years (previously three years).

The Agreement now provides that in the event the Board selects a non-employee member to serve as its Chairman, that determination will not affect the terms of the Agreement. However, Mr. Knauss continues to serve as the Chairman of the Board and there are no plans to make any changes to his role as Chairman.

The Agreement was also updated to delete provisions that are no longer relevant or reflect legal developments.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Employment Agreement between The Clorox Company and Donald R. Knauss, amended and restated as of May 28, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: May 28, 2010	By:	/s/ Laura Stein
Senior Vice President –
General Counsel

THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
10.1	Employment Agreement between The Clorox Company and Donald R. Knauss, amended and restated as of May 28, 2010.